Exhibit 10.2

SECOND AMENDMENT TO CREDIT AGREEMENT

This Second Amendment to Credit Agreement (this “Amendment”) is dated as of December 23, 2009 and is entered into by and among Pinnacle Foods Finance LLC, a Delaware limited liability company (the “Borrower’’), Peak Finance Holdings LLC, a Delaware limited liability company (“Holdings”), Barclays Bank PLC (“Barclays”), as Administrative Agent (“Administrative Agent”), the Revolving Commitment Increase Lenders (as defined below), the Tranche C Term Lenders (as defined below) and, for purposes of Sections IV and V hereof, the Guarantors listed on the signature papers hereto, and is made with reference to that certain Credit Agreement, dated as of April 2, 2007 (as amended by that certain First Amendment, Resignation, Waiver, Consent and Appointment Agreement, dated as of December 4, 2009, and as further amended, restated, supplemented or otherwise modified, the “Credit Agreement”) by and among the Borrower, Holdings, the Lenders party thereto from time to time, the Administrative Agent, the Collateral Agent and the other Agents named therein. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Amendment.

RECITALS

WHEREAS, the Borrower has requested an increase in the Revolving Credit Commitments and the issuance of Incremental Term Loans in the form of a new tranche of term loans pursuant to and on the terms set forth in Section 2.14(a) of the Credit Agreement; and

WHEREAS, the Borrower, Holdings, the Administrative Agent, the Lenders and/or Additional Lenders providing the Revolving Commitment Increase (the “Revolving Commitment Increase Lenders”) and the Lenders and/or Additional Lenders providing the Incremental Term Loans (the “Tranche C Term Lenders”) have agreed to amend certain provisions of the Credit Agreement as provided for herein to effect the addition of a new tranche of Incremental Term Loans and a Revolving Commitment Increase to the Credit Agreement pursuant to Section 2.14(a) thereof.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I. REVOLVING COMMITMENT INCREASE AND INCREMENTAL TERM LOANS

1.1	Revolving Commitment Increase.

A. The Borrower confirms and agrees that (i) it has requested an increase in the Revolving Credit Commitments in the amount of $25,000,000 from the Revolving Commitment Increase Lenders pursuant to and on the terms set forth in Section 2.14(a) of the Credit Agreement, effective on the Second Amendment Effective Date (as defined in Section III below), (ii) on the Second Amendment Effective Date, the Borrower will borrow (and hereby requests funding of) Revolving Loans from the Revolving Commitment Increase Lenders in the amount required by Section 2.14(a) of the Credit Agreement for application as therein set forth

(including the payment of any amount required to be paid under Section 3.05) and (iii) prior to the Second Amendment Effective Date, the Borrower will deliver to the Administrative Agent a timely Committed Loan Notice to effect all Borrowings of Revolving Credit Loans of the Revolving Commitment Increase Lenders required pursuant to Section 2.14(a).

B. Each Revolving Commitment Increase Lender agrees that (i) effective on and at all times after the Second Amendment Effective Date, in addition to all Revolving Commitments of such Lender (if any) outstanding prior to the Second Amendment Effective Date, such Revolving Commitment Increase Lender will be bound by all obligations of a Lender under the Credit Agreement in respect of an additional Revolving Commitment in the amount set forth on its Lender Addendum delivered to the Administrative Agent on or before the Second Amendment Effective Date and (ii) on the Second Amendment Effective Date such Revolving Commitment Increase Lender will (A) fund Revolving Loans in the amount required by Section 2.14(a) of the Credit Agreement for application as therein set forth and (B) irrevocably purchase from each Revolving Credit Lender a risk participation in each Letter of Credit and in each Swing Line Loan outstanding on the Second Amendment Effective Date such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (1) participations in Letters of Credit and (2) participations in Swing Line Loans held by each Revolving Credit Lender (including each Revolving Commitment Increase Lender) will equal the percentage of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment. On the Second Amendment Effective Date, each Revolving Commitment Increase Lender which was not a Lender prior to the Second Amendment Effective Date will become a Lender for all purposes of the Credit Agreement. The obligations of the Revolving Commitment Increase Lenders hereunder are in all respects several and not joint. No Revolving Commitment Increase Lender is or ever shall be in any respect responsible or liable for any obligation of any other Revolving Commitment Increase Lender or any other Lender.

1.2	Incremental Term Loan.

A. The Borrower confirms and agrees that (i) it has requested an additional tranche of term loans, to be referred to in the Credit Agreement as Tranche C Term Loans, in the amount of $850,000,000 from the Tranche C Term Lenders pursuant to and on the terms set forth in Section 2.14(a) of the Credit Agreement, effective on the Second Amendment Effective Date, (ii) on the Second Amendment Effective Date, the Borrower will borrow (and hereby requests funding of) the full amount of Tranche C Term Loans from the Tranche C Term Lenders and (iii) prior to the Second Amendment Effective Date, the Borrower will deliver to the Administrative Agent a timely Committed Loan Notice with respect to the Tranche C Term Loan Borrowing.

B. Each Tranche C Term Lender agrees that (i) effective on and at all times after the Second Amendment Effective Date, in addition to all Initial Term Loans of such Lender (if any) outstanding prior to the Second Amendment Effective Date, such Tranche C Term Lender will be bound by all obligations of a Lender under the Credit Agreement in respect of the Tranche C Term Commitment in the amount set forth on its Lender Addendum delivered to the Administrative Agent on or before the Second Amendment Effective Date and (ii) on the Second Amendment Effective Date such Tranche C Term Lender will fund Tranche C Term Loans in the amount of such Tranche C Term Lender’s Tranche C Term Commitment. On the Second

Amendment Effective Date, each Tranche C Term Lender which was not a Lender prior to the Second Amendment Effective Date will become a Lender for all purposes of the Credit Agreement. The obligations of the Tranche C Term Lenders hereunder are in all respects several and not joint. No Tranche C Term Lender is or ever shall be in any respect responsible or liable for any obligation of any other Tranche C Term Lender or any other Lender.

SECTION II. AMENDMENTS TO CREDIT AGREEMENT

2.1	Amendment to the Preliminary Statement. The Preliminary Statement is hereby amended by replacing the term “Term Loans” in the second and third paragraph thereof with the term “Initial Term Loans”.

2.2	Amendments to Section 1: Definitions.

A. Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:

“Initial Term Commitment” means, as to each Initial Term Lender, its obligation to make an Initial Term Loan to the Borrower pursuant to Section 2.01(a)(i) in an aggregate amount not to exceed the amount set forth opposite such Lender’s name under the caption “Term Commitment” on Schedule 1 to the Lender Addendum delivered by such Lender on or prior to the Closing Date, or, as the case may be, in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. On the Closing Date, the initial aggregate amount of the Initial Term Commitments was $1,250,000,000.

“Initial Term Lender” means, at any time, any Lender that has an Initial Term Commitment or an Initial Term Loan at such time.

“Initial Term Loan” means a Loan made pursuant to Section 2.01(a)(i).

“Second Amendment” means that certain Second Amendment to Credit Agreement dated as of December 23, 2009 among the Borrower, Holdings, the Administrative Agent and the Lenders party thereto.

“Second Amendment Effective Date” means the date of satisfaction of the conditions precedent referred to in Section III of the Second Amendment.

“Tranche C Term Commitment” means, as to each Tranche C Term Lender, its obligation to make a Tranche C Term Loan to the Borrower pursuant to Section 2.01(a)(ii) in an aggregate amount not to exceed the amount set forth opposite such Lender’s name under the caption “Tranche C Term Commitment” on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. As of the Second Amendment Effective Date, the initial aggregate amount of the Tranche C Term Commitments shall be $850,000,000.

“Tranche C Term Lender” means, at any time, any Lender that has a Tranche C Term Commitment or a Tranche C Term Loan at such time.

“Tranche C Term Loan” means a Loan made pursuant to Section 2.01(a)(ii).

B. Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Applicable Rate” in its entirety to read as follows:

““Applicable Rate” means a percentage per annum equal to (a) (i) for Eurocurrency Rate Loans that are Tranche C Term Loans, 5.00% and (ii) for Base Rate Loans that are Tranche C Term Loans, 4.00% and (b) the following percentages per annum, based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate

Pricing Level	Total Leverage Ratio	Eurocurrency Rate for Revolving Loans and Letter of Credit Fees	Base Rate for Revolving Loans	Commitment Fees Rate	Eurocurrency Rate for Initial Term Loans	Base Rate for Initial Term Loans
1	>6.5:1	2.75%	1.75%	0.50%	2.75%	1.75%
2	≤6.5:1 but >6.0:1	2.50%	1.50%	0.50%	2.50%	1.50%
3	≤6.0:1 but >5.5:1	2.25%	1.25%	0.50%	2.50%	1.50%
4	<5.5:1	2.00%	1.00%	0.375%	2.50%	1.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that at the option of the Administrative Agent or the Required Lenders, the highest Pricing Level shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply) and (y) as of the first Business Day after an Event of Default under Section 8.01(a) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).”

C. Section 1.01 of the Credit Agreement is hereby amended by amending and restating the first sentence of the definition of “Base Rate” in its entirety to read as follows: ““Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “Prime Rate” and (c) solely with respect to Tranche C Term Loans that are Base Rate Loans, 3.50% per annum.”

D. Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Class” in its entirety to read as follows:

““Class” (a) when used with respect to Lenders, refers to whether such Lenders are Revolving Credit Lenders, Initial Term Lenders or Tranche C Term Lenders, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Credit Commitments, Initial Term Commitments or Tranche C Term Commitments and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans, Initial Term Loans or Tranche C Term Loans.

E. Section 1.01 of the Credit Agreement is hereby amended by adding the following sentence to the end of the definition of “Eurocurrency Rate”:

“Notwithstanding the foregoing, the Eurocurrency Rate for Tranche C Term Loans that are Eurocurrency Rate Loans shall at no time be less than 2.50% per annum.”

Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Lender Addendum” in its entirety to read as follows: ““Lender Addendum” means, with respect to any initial Lender, Tranche C Term Lender or Revolving Commitment Increase Lender, a Lender Addendum, substantially in the form of Exhibit J, or otherwise acceptable to the Administrative Agent, to be executed and delivered by such Lender on the Closing Date or the Second Amendment Effective Date, as applicable, as provided in Section 10.23.

F. Section 1.01 of the Credit Agreement is hereby amended by amending the definition of “Revolving Credit Commitment” by (i) deleting the last sentence thereof and (ii) inserting the following sentence at the end thereof: “The aggregate Revolving Credit Commitments of all Revolving Credit Lenders was $125,000,000 on the Closing Date and shall be $150,000,000 on the Second Amendment Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.”

G. Section 1.01 of the Credit Agreement is hereby amended by amending the definition of “Term Borrowing” by inserting (i) “, Class” immediately following the word “Type” therein and (ii) “applicable” immediately preceding “Term Lenders”.

H. Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Term Commitment” in its entirety to read as follows: ““Term Commitment” means, as to any Term Lender, its Initial Term Commitment and/or Tranche C Term Commitment, as applicable.”

I. Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Term Lender” in its entirety to read as follows: ““Term Lender” means, any Initial Term Lender and/or any Tranche C Term Lender.”

J. Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Term Loan” in its entirety to read as follows: ““Term Loans” means, Initial Term Loans and Tranche C Term Loans.”

2.3	Amendment to Section 2.01(a). Section 2.01(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“The Term Borrowings. Subject to the terms and conditions set forth herein, (i) each Initial Term Lender severally agrees to make to the Borrower a single loan denominated in Dollars in an amount equal to such Initial Term Lender’s Initial Term Commitment on the Closing Date and (ii) each Tranche C Term Lender severally agrees to make to the Borrower a single loan denominated in Dollars in an amount equal to such Tranche C Term Lender’s Tranche C Term Commitment on the Second Amendment Effective Date. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.”

2.4	Amendment to Section 2.05. Section 2.05(b)(v) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(X) Each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied (a) pro rata to the Initial Term Loans and Tranche C Term Loans and (b) in direct order of maturity to repayments thereof required pursuant to Section 2.07(a); and (Y) each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares subject to clause (vi) of this Section 2.05(b).”

2.5	Amendment to Section 2.07. Section 2.07(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of (i) the Initial Term Lenders (A) on the last Business Day of each March, June, September and December, commencing with the last Business Day of September 2007, an aggregate amount equal to 0.25% of the aggregate amount of all Initial Term Loans outstanding on the Closing Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (B) on the Maturity Date for the Term Loans, the aggregate principal amount of all Initial Term Loans outstanding on such date, and (ii) the Tranche C Term Lenders (A) on the last Business Day of each March, June, September and December, commencing with the last Business Day of March 2010, an aggregate amount equal to 0.25% of the aggregate amount of all Tranche C Term Loans outstanding on the Second Amendment Effective Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (B) on the Maturity Date for the Term Loans, the aggregate principal amount of all Tranche C Term Loans outstanding on such date.”

2.6	Amendment to Section 7.10. Section 7.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Use of Proceeds. Use the proceeds of (i) any Credit Extension (other than the Borrowing of the Tranche C Term Loans), whether directly or indirectly, in a manner inconsistent with the uses set forth in the preliminary statements to this Agreement or (ii) the Tranche C Term Loans, for any purpose other than to pay the consideration for the acquisition of all of the equity interests in Birds Eye Foods, Inc., to repay any indebtedness of Birds Eye Foods, Inc. or its subsidiaries, or to pay fees, costs and expenses related to such transactions, in each case in this clause (ii), on the Second Amendment Effective Date.”

2.7	Amendment to Section 10.23. Section 10.23 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Delivery of Lender Addenda. Each initial Lender, each Revolving Commitment Increase Lender and each Tranche C Term Lender shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Borrower and the Administrative Agent.”

2.8	Amendment to Exhibit J. Exhibit J to the Credit Agreement is hereby replaced in its entirety with the form of Lender Addendum attached hereto as Exhibit A.

SECTION III. CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Second Amendment Effective Date”):

A. Execution. The Administrative Agent shall have (i) executed this Amendment and (ii) received a counterpart signature page of this Amendment duly executed by each of the Loan Parties, each Revolving Commitment Increase Lender and each Tranche C Term Lender.

B. Fees. The Administrative Agent shall have received (i) on behalf of each Tranche C Term Lender who has executed this Amendment, a nonrefundable fee equal to 1.00% of such Lender’s Tranche C Term Commitment, which fee shall be fully earned and payable on the date hereof (and may be paid out of the proceeds of the Tranche C Term Loan) and (ii) all fees and other amounts due and payable on or prior to the Second Amendment Effective Date, including, to the extent invoiced on or before the Second Amendment Effective Date, reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower in connection with the Second Amendment or under any other Loan Document (including all reasonable fees, charges and disbursements of Latham & Watkins LLP, counsel to the Administrative Agent, incurred in connection with this Amendment).

C. Committed Loan Notice. The Administrative Agent shall have received a Committed Loan Notice relating to the Borrowing of the Tranche C Term Loan and any Revolving Loans to be borrowed on the Second Amendment Effective Date.

D. Acquisition and Related Transaction Consummation. The acquisition (the “Acquisition”) of all of the equity interests in Birds Eye Foods, Inc. from Birds Eye Holdings LLC by the Borrower directly, or indirectly through Pinnacle Foods Group LLC, its wholly owned subsidiary, as the buyer (the “Buyer”), shall have been consummated, or shall be consummated substantially simultaneously with the Borrowing of the Tranche C Term Loan, in accordance with the term of the Acquisition Agreement (as defined below), without giving effect to any amendments or waivers by the Borrower that are materially adverse to the Lenders without the consent of the Administrative Agent which consent shall not be unreasonably withheld, conditioned or delayed.

E. Material Adverse Effect. Since June 27, 2009, there shall not have occurred any Material Adverse Effect (as defined in the Acquisition Agreement).

F. Equity Contribution. The Sponsor shall have directly or indirectly contributed or caused to be contributed an aggregate amount of cash equity equal to at least $260,000,000 (the “Equity Contribution”) and to the extent the Equity Contribution is exchanged for any interest other than common equity, it shall be on terms and conditions and pursuant to documentation reasonably satisfactory to the Administrative Agent.

G. Opinion of Counsel to Loan Parties. The Administrative Agent shall have received an executed copy of a written opinion of Simpson, Thacher & Bartlett LLP, counsel for the Loan Parties, addressed to the Administrative Lender and the Lenders party to the Credit Agreement, dated as of the Second Amendment Effective Date, in form and substance substantially identical to the opinion delivered in connection with the Credit Agreement on the Closing Date, and otherwise in form and substance satisfactory to the Administrative Agent.

H. No Default or Event of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by, and the effectiveness of, this Amendment (including, without limitation, any Credit Extension under the Amended Agreement) that would constitute a Default or an Event of Default.

I. Representations and Warranties. (i) Each of the representations and warranties contained in Section IV below (except, with respect to Section IV.F., and solely with respect to Birds Eye Foods, Inc. (the “Target”) and its Subsidiaries, the representations contained in Sections 5.03, 5.05, 5.06, 5.07, 5.08, 5.09, 5.10, 5.11, 5.12, 5.15. and 5.16 of the Credit Agreement) shall be true and correct in all material respects (both before and after giving effect to the Acquisition); provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates and (ii) the Buyer shall not have the right to terminate that certain Stock Purchase Agreement by and among Birds Eye Holdings, LLC, Birds Eye Foods, Inc. and Pinnacle Foods Group LLC, in the form dated and delivered to the Administrative Agent on November 18, 2009 (the “Acquisition Agreement”) pursuant to Section 8.01(b) thereof (without giving effect to any waiver of such right by the Buyer) by virtue of a breach of any representation or warranty contained therein.

J. Target Financial Statements. The Administrative Agent shall have received (a) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Target for the fiscal years ended June 27, 2009, June 28, 2008, and June 30, 2007, in each case, without qualification by the Target’s auditors, (b) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Target for each subsequent fiscal quarter ended at least 45 days before the Second Amendment Effective Date (which will have been reviewed by the independent accountants for the Borrower or the Target as provided in the Statement on Auditing Standards No. 100) and (c) any Required Information (as defined in the Acquisition Agreement).

K. Borrower Financial Statements. The Administrative Agent shall have received a pro forma consolidated statement of income of the Borrower for the most recently completed fiscal year and any interim period ended at least 45 days prior to the Second Amendment Effective Date and a pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Borrower as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days prior to the Second Amendment Effective Date, in each case in the form customarily included in offering documents used in Rule 144A offerings by affiliates of the Sponsor and prepared after giving effect to the Acquisition and all related transactions as if the Acquisition and the related transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements).

L. Section 2.14 Officer’s Certificate. The Administrative Agent shall have received an officer’s certificate, in form and substance reasonably satisfactory to the Administrative Agent, executed by the chief financial officer of the Borrower certifying that (i) (a) at the time the Borrower provided notice to the Administrative Agent of its request for Incremental Acquisition Loans consisting of an increase in the Revolving Credit Commitments and an additional tranche of term loans, (b) upon the effectiveness of this Amendment and (c) at the time the Tranche C Term Loans are made (and after giving effect thereto), no Default or Event of Default existed or shall exist, as applicable, and (ii) attached to such certificate is the calculation of the Senior Secured Incurrence Test showing that after giving effect to the incurrence of the Tranche C Term Loans and any borrowings on the Second Amendment Effective Date under the increased Revolving Credit Commitments, the Senior Secured Incurrence Test (on a Pro Forma Basis) will be satisfied.

M. Other Documents. The Administrative Agent and the Lenders shall have received customary corporate documents and certificates (including a certificate from the chief financial officer of the Borrower with respect to the solvency (on a consolidated basis) of the Borrower and its subsidiaries after giving pro forma effect for the Acquisition) each in form and substance substantially identical to those delivered in connection with the Credit Agreement on the Closing Date and otherwise in form and substance satisfactory to the Administrative Agent; provided that the solvency certificate shall be in substantially the form attached hereto as Exhibit B (with such changes, if any, as the Administrative Agent may approve).

SECTION IV. REPRESENTATIONS AND WARRANTIES

In order to induce the Administrative Agent, the Revolving Commitment Increase Lenders and the Tranche C Term Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Loan Party which is a party hereto represents and warrants to each of the Administrative Agent, the Revolving Commitment Increase Lenders and the Tranche C Term Lenders that the following statements are true and correct in all material respects:

A. Corporate Power and Authority. Each Loan Party which is party hereto has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and to perform its obligations under, this Amendment and under the Credit Agreement, as amended by this Amendment (the “Amended Agreement”) and the other Loan Documents.

B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of this Amendment and the Amended Agreement and the other Loan Documents have been duly authorized by all necessary action on the part of each Loan Party party hereto and thereto.

C. No Conflict. The execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party party hereto and thereto of this Amendment and the Amended Agreement and the other Loan Documents do not and will not (i) violate (A) any provision of any law, statute, rule or regulation, or of the certificate or articles of incorporation or partnership agreement, other constitutive documents or by-laws of Holdings, the Borrower or any Loan Party or (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority where any such violation referred to in clause (A) or (B) of this Section IV.C.(i), individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any Contractual Obligation of the applicable Loan Party, (iii) except as permitted under the Amended Agreement, result in or require the creation or imposition of any Lien upon any of the properties or assets of each Loan Party (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any Contractual Obligation of each Loan Party, except for such approvals or consents which will be obtained on or before the Second Amendment Effective Date and except for any such approvals of stockholders or partners the failure of which to obtain will not have a Material Adverse Effect.

D. Governmental Consents. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery by each Loan Party of this Amendment and the performance by, or enforcement against, each Loan Party party hereto and thereto of this Amendment and the Amended Agreement and the other Loan Documents, except for such actions, consents and approvals the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect or which have been obtained and are in full force and effect.

E. Binding Obligation. This Amendment and the Amended Agreement have been duly executed and delivered by each of the Loan Parties party thereto and each constitutes a legal, valid and binding obligation of such Loan Party to the extent a party thereto, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by Debtor Relief Laws and by general principles of equity.

F. Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Article V of the Amended Agreement are and will be true and correct in all material respects on and as of the Second Amendment Effective Date (both before and after giving effect to the Acquisition); provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

G. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by, and the effectiveness of, this Amendment (including, without limitation, any Credit Extension under the Amended Agreement) that would constitute a Default or an Event of Default.

H. Patriot Act. To the extent applicable, each Loan Party and each Subsidiary of each Loan Party (including the Target and its Subsidiaries) is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Patriot Act. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

SECTION V. ACKNOWLEDGMENT AND CONSENT

Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Guarantor hereby confirms that each Loan Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents the payment and performance of all “Obligations” under each of the Loan Documents to which is a party (in each case as such terms are defined in the applicable Loan Document (as amended hereby)).

Each Guarantor acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.

Each Guarantor (other than Holdings) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

SECTION VI. MISCELLANEOUS

A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i) On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii) The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Loan Documents.

B. Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

C. Integration, Applicable Law and Waiver of Jury Trial. The provisions of Sections 10.12 (Integration), 10.16 (Governing Law) and 10.17 (Waiver of Right to Trial by Jury) of the Credit Agreement shall apply with like effect to this Amendment.

D. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic method of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. The Administrative Agent may also require that any such documents and signatures delivered by telecopier or other electronic method be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic method.

E. Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:	PINNACLE FOODS FINANCE LLC

	By:	/S/ KELLEY MAGGS
Name: Kelley Maggs
Title: SVP

Second Amendment to Credit Agreement

GUARANTORS:	PEAK FINANCE HOLDINGS LLC

	By:	/S/ KELLEY MAGGS
Name: Kelley Maggs
Title: SVP

PINNACLE FOODS FINANCE CORP.

	By:	/S/ KELLEY MAGGS
Name: Kelley Maggs
Title: SVP

PINNACLE FOODS GROUP LLC

	By:	/S/ KELLEY MAGGS
Name: Kelley Maggs
Title: SVP

PINNACLE FOODS INTERNATIONAL CORP.

	By:	/S/ KELLEY MAGGS
Name: Kelley Maggs
Title: SVP

Second Amendment to Credit Agreement

BARCLAYS BANK PLC, as Administrative Agent, a Tranche C Term Lender and a Revolving Commitment Increase Lender

By:	/s/ Diane Rolfe
Name: Diane Rolfe
Title: Director

Second Amendment to Credit Agreement

This amendment was executed by authorized signatories of 6 Lenders

[LENDER]
as a Tranche C Term Lender and a Revolving Commitment Increase Lender

By:
Name:
Title:

Second Amendment to Credit Agreement

[_______________________],
as a Tranche C Term Lender

By:
Name:
Title:

Second Amendment to Credit Agreement

[_______________________],
as a Tranche C Term Lender

By:
Name:
Title:

Second Amendment to Credit Agreement

Exhibit A

Exhibit J to Credit Agreement

FORM OF

LENDER ADDENDUM

LENDER ADDENDUM, dated as of [_________] (this “Lender Addendum”), to the Credit Agreement, dated as of April 2, 2007 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), among Pinnacle Foods Finance LLC (the “Borrower”), Peak Finance Holdings LLC (“Holdings”), Barclays Bank PLC, as administrative agent (in such capacity, the “Administrative Agent”) and Collateral Agent, Goldman Sachs Credit Partners L.P., as Syndication Agent, Mizuho Corporate Bank, Ltd. and General Electric Capital Corporation, as Co-Documentation Agents, and each lender from time to time party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Upon execution and delivery of this Lender Addendum by the parties hereto as provided in Section 10.23 of the Credit Agreement, the undersigned hereby becomes a party to the Credit Agreement with all the rights and obligations of a Lender thereunder having the Commitments set forth in Schedule 1 hereto, effective as of the Closing Date.

THIS LENDER ADDENDUM SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

This Lender Addendum may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has caused this Lender Addendum to be executed and delivered by a duly authorized officer on the date first above written.

[LENDER]

By:
Name:
Title:

Accepted this ___ day of

PINNACLE FOODS FINANCE LLC,
as Borrower

By:
Title:

BARCLAYS BANK PLC,
as Administrative Agent

By:
Title:

Schedule 1

COMMITMENTS AND NOTICE ADDRESS

1.	Name of Lender:	_____________________________
	Notice Address:	_____________________________
_____________________________
_____________________________
	Attention:	_____________________________
	Telephone:	_____________________________
	Facsimile:	_____________________________

2.	Revolving Credit Commitment:

3.	Initial Term Commitment:

4.	Tranche C Term Commitment:

Exhibit B

[Form of]

SOLVENCY CERTIFICATE

OF

PINNACLE FOODS FINANCE LLC

[         ]

This Solvency Certificate (this “Certificate”) is delivered pursuant to Section 4.01 (a)(vii) of the Credit Agreement, dated as of April 2, 2007 (as amended, supplemented, restated, replaced or otherwise modified from time to time, the “Credit Agreement”), among Pinnacle Foods Finance LLC (the “Borrower”), Peak Finance Holdings LLC (“Holdings”), Barclays Bank PLC, as Administrative Agent, Collateral Agent and Swing Line Lender, Goldman Sachs Credit Partners L.P., as Syndication Agent, Mizuho Corporate Bank, Ltd. and General Electric Capital Corporation, as Co-Documentation Agents, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”). Capitalized terms used herein without definition have the same meanings as in the Credit Agreement.

I hereby certify on behalf of the Loan Parties as follows:

1. I am the duly qualified and acting Chief Financial Officer of the Borrower and in such capacity am a senior financial officer with responsibility for the management of the financial affairs of the Borrower and the preparation of consolidated financial statements of the Borrower and its subsidiaries. I acted on behalf of the Borrower in connection with the negotiation and execution of the Credit Agreement, the other Loan Documents and each other document relating to the Transaction. In connection with the following certifications, I have reviewed the financial statements of the Borrower and its subsidiaries.

2. I have carefully reviewed the contents of this Certificate, and I have conferred with counsel for the Borrower for the purpose of discussing the meaning of its contents and the purpose for which it is to be used. I have made such investigations and inquiries as I have deemed to be necessary and prudent, and have reviewed the Credit Agreement, the other Loan Documents and each other document relating to the Transaction. I am providing this certificate solely in my capacity as an officer of the Borrower.

3. The fair value of the property of the Company (as used herein “Company” means the Borrower and its subsidiaries on a consolidated basis) is not as of the date hereof, nor will it be after giving effect to the Transaction, less than the total amount of liabilities, including contingent liabilities, of the Company (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability).

4. The present fair salable value of the assets of the Company is not as of the date hereof, nor will it be after giving effect to the Transaction, less than the total amount of liabilities, including contingent liabilities, of the Company (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability).

5. After giving effect to the Transaction, the Company will not incur debts or liabilities beyond the Company’s ability to pay such debts and liabilities as they mature.

6. After giving effect to the Transaction, the Company will not be left with property remaining in its hands constituting “unreasonably small capital.” I understand that “unreasonably small capital” depends upon the nature of the particular business or businesses conducted or to be conducted, and I have reached my conclusion based on the needs and anticipated needs for capital of the businesses conducted or anticipated to be conducted by the Company in light of the projected financial statements and available credit capacity.